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                                                 This Instrument was prepared by
                                                 and after recording return to:

                                                 Kate Schaffarzick
                                                 Holt, Ney, Zatcoff, & Waserman
                                                 100 Golleria Parkway, Suite 600
                                                 Atlanta, Georgia  30339

STATE OF GEORGIA
COUNTY OF FULTON

                    DEED TO SECURE DEBT, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT

         THIS DEED TO SECURE DEBT, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT ("Security Deed" or "Deed to Secure Debt") made and entered into this 17th day of July, 1997, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as "Grantor"), and THE CANADA LIFE ASSURANCE COMPANY, a corporation organized and existing under the laws of Canada, whose mailing address is 330 University Avenue, Toronto, Ontario, Canada M5G 1R8, as secured party (hereinafter referred to as "Grantee");

                              W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor hereinafter set forth, Grantor does hereby grant, bargain, sell, warrant, convey, assign, transfer, release, pledge and set over unto Grantee and the successors, successors-in-title and assigns of Grantee all of the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (hereinafter collectively referred to as the "Premises"):

                  (a) ALL THOSE CERTAIN tracts, pieces or parcels of land located in Douglas County, Georgia and more particularly described in Exhibit "A" attached hereto and by this reference incorporated herein and made a part hereof (hereinafter referred to as the "Land");

                  (b) TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators,


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heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles (excluding Grantor's personal automobiles, if any), building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Premises, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Grantor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all tradenames, trademarks, servicemarks, logos and goodwill related thereto which in any way now or hereafter belong, excluding, however, the service-mark "Creating Communities for Superior Lifestyles", relate or appertain to the Premises or any part thereof or are now or hereafter acquired by Grantor; and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed to Secure Debt. The location of the above-described collateral is also the location of the Land;

                  (c) TOGETHER WITH all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Premises or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor;

                  (d) TOGETHER WITH all income, rents, issues, profits, and revenues of the Premises (collectively, the "Rents") from time to time accruing (including without limitation all payments under leases or tenancies, tenant security deposits whether held by Grantor or in a trust



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account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same; reserving only a revocable license to Grantor to collect the same so long as no "Default" (as such term is hereinafter defined) shall exist hereunder. Although this assignment constitutes a present and current assignment of all the Rents, so long as Grantor is not in Default hereunder, Grantee shall not demand that such Rents be paid directly to Grantee, and Grantor shall have a revocable license to collect, but no more than one (1) month prior to accrual, all such Rents; provided that such revocable license shall ipso facto terminate without further action by Grantee and without notice to Grantor upon the occurrence of a Default; provided further, however, if Grantee in its sole and absolute discretion elects to accept a cure of any Default, the foregoing license shall be reinstated; provided, however, nothing herein shall be deemed to require Grantee to accept a cure of any Default; and

                  (e) TOGETHER WITH all unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained, or caused to be obtained, by Grantor and Grantor's interest in and to all proceeds of the conversion, voluntary or involuntary, of the Premises or any part thereof into cash or liquidated claims, including, without limitation, proceeds of casualty insurance, title insurance or any other insurance maintained on the Premises or any part of either thereof, and all awards and/or other compensation heretofore and hereafter made to the present and all subsequent owners of the Premises or any part of either thereof by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Premises or any easement or other right therein, including awards for any change of grade of streets.

         TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee and the successors, successors-in-title and assigns of Grantee, IN FEE SIMPLE forever;

         THIS INSTRUMENT IS A DEED passing legal title pursuant to the laws of the State of Georgia governing deeds to secure debt, and is also a security agreement granting a present and continuing security interest and security title in the portion of the Premises constituting personal property or fixtures, pursuant to the Uniform Commercial Code of the State of Georgia, and it is not a mortgage. This deed to secure debt and security agreement is made and intended to secure payment and performance of: (i) an indebtedness of Grantor to Grantee evidenced by that certain Real Estate Note of even date herewith, made by Grantor and payable to the order of Grantee, in the stated principal amount of Four Million and No/100 Dollars ($4,000,000.00) bearing interest and default interest and payable as therein provided in installments, the final installment of which is due and payable on May 1, 2001, if not sooner paid (hereinafter called the "Note") (the Note, this Deed to Secure Debt and any and all other documents, agreements and/or instruments, evidencing, securing or in any way related to the Indebtedness (as hereinafter defined) are hereinafter



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collectively referred to as the "Loan Documents"); (ii) any and all renewals, extension or extensions, modification or modifications of the Note, and substitution or substitutions for the Note, either in whole or in part; (iii) all advances, if any, made by Grantee pursuant to the terms of this Deed to Secure Debt; (iv) all expenses incident to the collection of the indebtedness secured by this Deed to Secure Debt; and (v) all duties and obligations of Grantor under this Deed to Secure Debt. The obligations and indebtedness which this deed to secure debt and security agreement is given to secure are hereinafter sometimes collectively called the "Indebtedness".

         SHOULD THE INDEBTEDNESS BE PAID according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then Grantee, at the request of Grantor shall cancel and satisfy this Security Deed of record.

         Grantor hereby further covenants and agrees with Grantee as follows:

                                    ARTICLE 1

                            COVENANTS AND AGREEMENTS

                  Section 1.01 Payment of Indebtedness. Grantor shall pay the Note according to the tenor thereof all in the coin and currency of the United States of America and the remainder of the Indebtedness promptly as the same shall become due.

                  Section 1.02 Warranty of Title to the Premises. Grantor covenants that to Grantor's actual knowledge Grantor is lawfully seized and possessed of the Premises as aforesaid, and has good right to convey the same, that the same are unencumbered except for those matters expressly set forth in Exhibit "B" attached hereto and by this reference incorporated herein and made a part hereof (hereinafter referred to as the "Permitted Encumbrances"), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the Permitted Encumbrances.

                  Section 1.03   Taxes, Liens and Other Charges.

                  (a) Subject to Section 1.05, Grantor shall pay, on or before the due date thereof, all taxes, assessments, levies, license fees, permit fees and all other charges (in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen) of every character whatsoever (including all penalties and interest thereon) now or hereafter levied, assessed, confirmed or imposed on, or in respect of, or which may be a lien upon, the Premises, or any part thereof, or any estate, right or interest therein, or upon the Rents, and shall submit to Grantee such evidence of the due and punctual payment of all such taxes, assessments and other fees and charges as Grantee may



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require. Notwithstanding the foregoing, Grantor shall have the right to contest in good faith any of the foregoing taxes, assessments or other charges provided that (i) Grantor notifies Grantee of Grantor's intention to contest any of such items, (ii) Grantee's security interest in the Premises is not and will not be adversely affected by such action as determined by Grantee in its reasonable discretion, (iii) at the option of Grantee, Grantor shall deposit with Grantee the amount of any of the foregoing items to be contested by Grantor, which amount shall be held by Grantee for the payment of such items, and (iv) any such action undertaken by Grantor shall not result in any additional lien or other encumbrance being filed against the Premises.

                  (b) Grantor shall pay, on or before the due date thereof, all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed or charged against, or incurred in connection with, the Note, the other Indebtedness, this Deed to Secure Debt or any other instrument now or hereafter evidencing, securing or otherwise relating to the Indebtedness, other than income, franchise and doing business taxes, and shall submit to Grantee such evidence of the due and punctual payment of all such taxes, assessments, charges, expenses, costs and fees as Grantee may require.

                  (c) Subject to Section 1.05, Grantor shall pay, on or before the due date thereof, all premiums on policies of insurance covering, affecting or relating to the Premises, as required pursuant to Section 1.04. Grantor shall submit to Grantee such evidence of the due and punctual payment of all such premiums, as Grantee may reasonably require.

                  (d) Grantor shall pay or cause to be paid any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Grantee by reason of its ownership of the Note, this Deed to Secure Debt or the other Loan Documents, any security instrument with respect to the equipment of Grantor or with respect to its interest therein and any instrument of further assurance, other than income, franchise and doing business taxes, and shall pay or cause to be paid all stamp taxes, intangible taxes and other taxes required to be paid on the Note, the Deed to Secure Debt or the other Loan Documents. In the event Grantor fails to make such payments or fails to cause such payments to be made within five (5) days after written notice thereof from Grantee, then Grantee shall have the right, but no the obligation, to pay the amounts due, and Grantor shall, on demand, reimburse Grantee for said amounts, together with interest thereon at the Default rate from the date said amounts are so advanced until the same are paid to Grantee. In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds to secure debt or debts secured thereby or the manner of collecting such taxes so as to adversely affect Grantee, Grantor will pay any such tax on or before the due date thereof. If Grantor fails to make such prompt payment or if, in the opinion of Grantee, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Grantee if Grantor makes such payment or



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if, in the opinion of Grantee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Indebtedness and all interest accrued thereon shall, at the option of Grantee, become due and payable 60 days after notice.

                  (e) Grantor will not suffer any mechanic's, materialman's, laborer's, statutory or other lien to be filed of record or to remain outstanding against the Premises; provided that Grantor shall have thirty (30) days after Grantor has actual knowledge of any such lien being filed to bond off or otherwise discharge any such lien.

                  Section 1.04   Insurance.

                  (a) Grantor shall procure for, deliver to and maintain for the benefit of Grantee during the term of this Deed to Secure Debt, original insurance policies having a term of not less than one (1) year with the premium prepaid issued by insurance companies having a Best Rating of A-7 or better, in such amounts, in such form and substance, and with such expiration dates as are acceptable to Grantee, and containing non-contributory standard mortgagee clauses, their equivalent and a satisfactory mortgagee loss payable endorsement in favor of Grantee, such policies to provide that the insurer shall give Grantee at least thirty (30) days prior written notice of cancellation or termination, and to provide that no act or thing done by Grantor, as "Insured" shall invalidate or diminish the insurance provided to Grantee, and providing the following types of insurance covering the Premises and the interest and liabilities incident to the ownership, possession and operation thereof;

                       (1) "All Risk" hazard insurance insuring, without limitation, against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, flood (if applicable), collapse, vandalism and malicious mischief and against such other hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location, the amount of which insurance shall be not less than one hundred percent (100%) of the full replacement cost of the insurable portions of the Premises without deduction for depreciation and including a replacement cost endorsement, an agreed amount endorsement and an inflation guard endorsement;

                       (2) Comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring in, on or about the Premises, covering liabilities incident to the construction, ownership, possession and operation of the Premises, and naming Grantee as an additional insured thereunder, in the minimum amount of $1,000,000.00;

                       (3) Rental insurance against loss of rental income (including, but not limited to apartment rent, garage and storage rent) arising out of any hazard against which the



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Premises are required to be insured under Subsection 1.04(a)(1) above for one
(1) year, in an amount not less than $834,000.00; provided, however, if and when the rental income rises above the sum of $834,000.00, Grantor shall increase promptly the amount of rent loss insurance pari passu with the rental income increase;

                      (4) Flood insurance in the same minimum amount as required for hazard insurance if any portions of the Premises is located in a flood hazard area; and

                      (5) Such other insurance on the Premises or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Grantee against other insurable casualties which at the time are commonly insured against in the case of properties of similar character and location, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor including, without limitation, boiler insurance and flood hazard insurance, if applicable.

                  (b) Grantor is hereby authorized and empowered to enter into negotiations to adjust or compromise any loss under any insurance policies maintained pursuant to this Section 1.04, provided, however, the settlement derived from any such negotiations shall be subject to the approval of Grantee. All such proceeds shall be paid to Grantee and, subject to satisfaction of items
(i) through (iv) hereinafter immediately set forth, Grantee shall disburse said proceeds to Grantor for restoration of the Premises, subject to reasonable conditions on the disbursement of such proceeds to assure such proceeds shall be used solely for the restoration of the damaged Premises; (i) Grantor is not then in Default hereunder or in default under any other Loan Documents beyond any applicable cure period, (ii) the costs and expenses incurred in connection with, and the plans and specifications prepared for, such restoration shall have been previously approved in writing by Grantee, (iii) the damage can be repaired in less than twelve (12) months from the date of such damage or destruction, and
(iv) the damage can be completely repaired for the lesser of twenty-five percent (25%) of the outstanding principal balance of the Note or $1,000,000.00. In the event any insurance company fails to disburse directly and solely to Grantee but disburses instead either solely to Grantor or to Grantor and Grantee jointly, Grantor agrees immediately to endorse and transfer such proceeds to Grantee. Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Grantee may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby irrevocably appoints Grantee as Grantor's agent and attorney-in-fact so to do. If items (i) through (iv) are not satisfied, then after deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Grantee may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Indebtedness, whether or not due and in whatever order Grantee elects, (ii) to the repair and/or restoration of the Premises, and/or (iii) for any other purposes or objects for which Grantee is entitled to advance funds under this Deed to Secure Debt, all without affecting the security interest



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created by this Deed to Secure Debt; and any balance of such moneys then remaining shall be paid to Grantor or the person or entity lawfully entitled thereto. Grantee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

                  (c) Prior to the expiration date of each policy maintained pursuant to this Section 1.04, a certificate of insurance evidencing a replacement of, or an endorsement evidencing a renewal of each existing policy in form and content satisfactory to Grantee shall be delivered to Grantee. In addition, within a commercially reasonable time, Grantor shall deliver to Grantee the renewals or replacements thereof of each existing policy maintained pursuant to this Section 1.04, in form and content satisfactory to Grantee. Grantor shall deliver to Grantee receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed to Secure Debt or any other transfer of title to the Premises in extinguishment or partial extinguishment of the Indebtedness, all right, title and interest of Grantor in and to all insurance policies then in force shall pass to the purchaser or to Grantee, as the case may be, and Grantee is hereby irrevocably appointed by Grantor as attorney-in-fact for Grantor to assign any such policy to said purchaser or to Grantee, as the case may be, without accounting to Grantor for any unearned premiums thereon.

                  Section 1.05 Monthly Deposits. Grantor shall deposit with Grantee, commencing on September 1, 1997 and continuing on the due date of each installment under the Note, (1) such amounts as, in the estimation of Grantee, shall be necessary to pay as they become due (a) the taxes and assessments referred to in Section 1.03 and (b) the premiums for insurance referred to in
Section 1.04, (and Grantor shall deposit with Grantee, contemporaneously with the execution hereof, such amounts which, together with the monthly payment, shall be sufficient to pay such taxes and premiums when due). Said deposits to be held by Grantee, free of interest, and free of any liens or claims on the part of creditors of Grantor and as part of the security of Grantee, and to be used by Grantee to pay current taxes and assessments on the Premises or insurance premiums with respect to the Premises as the same accrue and are payable. Payment from said sums for said purposes shall be made by Grantee and may be made even though such payments will benefit subsequent owners of the Premises. Said deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Grantee. If said deposits are insufficient to pay the taxes and assessments or insurance premiums in full as the same become payable, Grantor will deposit with Grantee such additional sum or sums as may be required in order for Grantee to pay such taxes and assessments or insurance premiums in full. Upon any default or Default in the provisions of this Deed to Secure Debt or the Note which is not cured within any applicable cure period, or any instrument evidencing, securing or in any way relating to the Indebtedness, Grantee may, at its option, apply any money in its possession or control resulting from said deposits to the payment of the Indebtedness in such manner as it may elect



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                  Section 1.06   Condemnation. If all or any "Material Portion"
(as such term is hereinafter defined) of the Premises shall be damaged or taken through condemnation (which term when used in this Deed to Secure Debt shall include any damage or taking by any governmental or quasi-governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire Indebtedness shall at the option of Grantee, immediately become due and payable. For purposes of this Section 1.06, the terms "Material Portion" shall mean: (i) all or any portion of any of the buildings located on the Premises, (ii) any access to the Premises, unless other access reasonably acceptable to Grantee remains (iii) a reduction in the number of parking spaces available on the Premises from that which existed immediately prior to such condemnation, unless Grantor is able to provide replacement parking on the Premises or on property immediately adjacent thereto so that the Premises have adequate parking to accommodate the residents of the Premises and to satisfy all applicable zoning requirements; or (iv) any other portion of the Premises the loss of which shall have a material adverse effect on the Premises or the operation thereof. Grantor, immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution, of any action or proceeding for the taking through condemnation of the Premises or any part thereof, will notify Grantee, and Grantor is hereby authorized, in good faith, to commence, appear in and prosecute, any action or proceeding relating to condemnation. Any compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Grantor to Grantee, and Grantee is authorized, at its option, to settle, collect and receive all such compensation, awards or damages and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney's fees, Grantee may apply the net proceeds or any part thereof, at its option, (a) to the payment of the Indebtedness, whether or not due and in whatever order Grantee elects, (b) to the repair and/or restoration of the Premises, and/or (c) for any other purposes or objects for which Grantee is entitled to advance funds under this Deed to Secure Debt, all without affecting the security interest created by this Deed to Secure Debt, and any balance of such moneys then remaining shall be paid to Grantor or any other person or entity lawfully entitled thereto. In the event Grantee applies such proceeds to the payment of the Indebtedness, such proceeds to be applied without any prepayment penalty, and the monthly installments due and payable under the note shall be adjusted accordingly.

                  Section 1.07   Care of Premises.

                  (a) Grantor will keep the buildings, parking areas, roads and walkways, recreational facilities, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste or will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Premises or any other part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Premises.



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                  (b) Grantor will not remove, demolish or alter the structural character of any improvement located on the Land without the written consent of Grantee.

                  (c) If the Premises or any part thereof is damaged by fire or other cause, Grantor will give immediate written notice thereof to Grantee.

                  (d) Grantee or its representative is hereby authorized to enter upon and inspect the Premises at any time during normal business hours upon 24 hours advance written notice.

                  (e) Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof.

                  (f) If all or any part of the Premises shall be damaged by fire or other casualty, Grantor will promptly restore the Premises to the equivalent of its original condition; and if a part of the Premises shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Grantee. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, Grantor shall promptly deposit with Grantee a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Grantee in its good faith judgment) exceeds the actual net insurance or condemnation proceeds with respect to such damage or destruction, if any, being paid to Grantee and/or Grantor.

                  Secton 1.08    Leases, Contracts. Etc.

                  (a) As additional collateral and further security for the Indebtedness, Grantor does hereby presently, absolutely and unconditionally assign to Grantee, Grantor's interest in the Rents, together with any and all leases, tenant contracts, rental agreements, franchise agreements, management contracts, construction contracts, and other contracts, licenses and permits now or hereafter affecting the Premises, or any part thereof, and Grantor agrees to execute and deliver to Grantee such additional instruments, in form and substance satisfactory to Grantee, as may hereafter be requested by Grantee further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Grantee to any lease, tenant contract, rental agreement, franchise agreement, management contract, construction contract, or other contract, license or permit, or to impose upon Grantee any obligation with respect thereto. Grantor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Grantor to be kept and performed and shall at all times do all things necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder. Notwithstanding anything to the contrary contained herein, this assignment is intended and shall be construed to create, an absolute, present assignment



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from Grantor to Grantee. It is the further intent of Grantee and Grantor that the Rents absolutely assigned are no longer, during the term of this Deed to Secure Debt, property of Grantor or property of the estate of Grantor as defined in 11 U.S.C. ss. 541 and shall not constitute collateral, cash or otherwise, of Grantor.

                  (b) Grantor shall not execute a further assignment of the Rents, or any part thereof, from the Premises unless Grantee shall first consent to such assignment and unless such assignment shall expressly provide that it is subordinate to the assignment contained in this Deed to Secure Debt and any assignment executed pursuant hereto or concerning the Indebtedness.

                  (c) Grantor shall furnish to Grantee, within ten (10) days after a request by Grantee to do so, a sworn statement setting forth the names of all lessees and tenants of the Premises, the terms of their respective leases, tenant contracts or rental agreements, the space occupied, and the rentals payable thereunder, and stating whether any defaults, off-sets or defenses exist under or in connection with any of said leases, tenant contracts or rental agreements.

                  (d) Each lease, tenant contract and rental agreement pertaining to the Premises, or any part thereof and created after the date hereof, shall be for a term of not more than one year and shall provide that the tenant thereunder does not have a leasehold interest in the Premises.

                  (e) Intentionally Omitted.

                  Section 1.09   Security Agreement.

                  (a) With respect to the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, inventory, accounts, farm products, consumer goods and general intangibles referred to or described in this Deed to Secure Debt, or in any way connected with the use and enjoyment of the Premises, this Deed to Secure Debt is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Premises, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Georgia. Upon request by Grantee, at any time and from time to time, a financing statement or statements reciting this Deed to Secure Debt to be a security agreement affecting all of such property shall be executed by Grantor and Grantee and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Deed to Secure Debt shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Grantee's sole election. Grantor and Grantee agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Grantor and Grantee that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed to Secure Debt, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (A) any such item is physically attached to the improvements, (B) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Deed to Secure Debt, or (C) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or
(2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Grantee as determined by this Deed to Secure Debt or affect the priority of Grantee's security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Grantee in the event any court shall at any time hold with respect thereto, that notice of Grantee's priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

                  (b) Grantor warrants that (i) Grantor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in the first paragraph of this Security Deed; (ii) Grantor (that is "Debtor") has been using or operating under said name, identity or corporate structure without change since July 22, 1994; and (iii) the location of the collateral is upon the Land. Grantor covenants and agrees that Grantor will furnish Grantee with notice of any change in the matters addressed by clauses (i) or (iii) of this Subsection 1.09(b) within thirty (30) days of the effective date of any such change and Grantor will promptly execute any financing statements or other instruments deemed necessary by Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.

                  Section 1.10 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Grantee, Grantor will make, execute and deliver, or cause to be made, executed and delivered, to Grantee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall reasonably be deemed desirable by Grantee, any and all such other and further mortgages, deeds to secure debt, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Grantee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (a) the obligation of Grantor under the Note and under this Deed to Secure Debt and (b) the security interest created by this Deed to Secure Debt as a first and prior security interest upon and security title in and to all of the Premises, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Grantee may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Grantee the agent and attorney-in-fact of Grantor so to do. The security title of this Deed to Secure Debt and the security interest created hereby will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Premises or any part thereof.

                  Section 1.11 Expenses. Grantor will pay or reimburse Grantee, upon demand therefor, for all attorney's fees actually incurred being defined as attorneys fees based on the attorneys normal hourly rate and the number of hours worked (and not the attorney's fees statutorily defined in O.C.G.A. ss.13-1-11, costs and expenses incurred by Grantee in any suit, action, legal proceeding or dispute of any kind in which Grantee is made a party or appears as party plaintiff or defendant, affecting the Indebtedness, this Deed to Secure Debt or the interest created herein, or the Premises, including, but not limited to, any condemnation action involving the Premises or any action to protect the security hereof, and any such amounts paid by Grantee shall be added to the Indebtedness and shall be secured by this Deed to Secure Debt.

                  Section 1.12 Estoppel Affidavits. Grantor, upon ten (10) days' prior written notice, shall furnish Grantee a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on the Indebtedness, stating whether or not to Grantor's knowledge any offsets or defenses exist against the Indebtedness, or any portion thereof, and, if such offsets or defenses exist, stating in detail the specific facts relating to each such offset or defense.

                  Section 1.13 Subrogation. To the full extent of the Indebtedness, Grantee is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Premises which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Grantee as additional collateral and further security for the Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Grantee had they been duly and legally assigned, transferred, set over and delivered unto Grantee by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

                  Section 1.14 Books, Records, Accounts and Annual Reports. Grantor shall keep and maintain or shall cause to be kept and maintained, at Grantor's cost and expense and in accordance with generally accepted accounting principles, proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Premises and in connection with any services, equipment or furnishings provided in connection with the operation of the Premises. Grantee, by Grantee's agents, accountants and attorneys, shall have the right from time to time to examine such books, records and accounts at the office of Grantor or such other person or entity maintaining such books, records and accounts, to make copies or extracts thereof as Grantee shall desire and to discuss Grantor's affairs, finances, and accounts with Grantor and with the officers and principals of Grantor, at such reasonable times as may be requested by Grantee. Grantor will furnish to Grantee (i) annually within ninety
(90) days after the end of Grantor's fiscal year an unaudited financial statement for the Premises for such fiscal year, containing a profit and loss statement and all supporting schedules covering the operation of the Premises (including, without limitation, a current rent roll, all in reasonable detail, prepared in accordance with generally accepted accounting standards consistently applied; and otherwise satisfactory to Grantee, and certified as true, correct and complete by Grantor's principal financial or accounting officer; and (ii) at any time within thirty (30) days after demand by Grantee, unaudited statements, certified by Grantor's principal financial or accounting officer, and covering such financial matters as Grantee may reasonably request, including, without limitation, monthly operating statements with respect to the Premises.

                  Section 1.15 Limit of Validity. If from any circumstances whatsoever, fulfillment of any provision of this Deed to Secure Debt or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed to Secure Debt or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Section 1.15 shall control every other provision of this Deed to Secure Debt and of the Note.

                  Section 1.16 No Default Affidavits. At Grantee's request, all payments made under the Note or hereunder shall be accompanied by the affidavit of Grantor or a principal financial or accounting officer of Grantor, dated within five (5) days of the delivery of such payment to Grantee, swearing that he knows of no Default (as hereinafter defined), nor of any circumstances which after notice or lapse of time or both would constitute a Default, which has occurred and is continuing or, if any such Default has occurred and is continuing, specifying the nature and period of existence thereof and the action Grantor has taken or proposes to take with respect thereto and, except as otherwise specified, stating that Grantor has fulfilled all of Grantor's obligations under this Deed to Secure Debt which are required to be fulfilled on or prior to the date of such affidavit. Notwithstanding anything contained herein to the contrary, Grantee shall not request such affidavit more than two
(2) times in any twelve month period.

                  Section 1.17 Use and Management of Premises. Grantor shall at all time operate the Premises as an apartment project. Grantor shall not be permitted to alter or change the use of the Premises or to abandon the Premises without the prior written consent of Grantee.

                  Section 1.18 Conveyance of Premises. Grantor hereby acknowledges to Grantee that (a) the identity and expertise of Grantor were and continue to be material circumstances upon which Grantee has relied in connection with, and which constitute valuable consideration to Grantee for, the extending to Grantor of the Indebtedness evidenced by the Note and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Note granted to Grantee by this Deed to Secure Debt. Grantor hereby covenants and agrees with Grantee, as part of the consideration for the extending to Grantor of the Indebtedness evidenced by the Note, that without the express prior written approval of Grantee (which Grantee may withhold at its sole discretion), Grantor shall not encumber, pledge, convey, transfer or assign any or all of its interest in the Premises, and, if Grantor is a corporation, partnership or other artificial entity, there shall be no encumbrance, pledge, conveyance, transfer or assignment of any legal or beneficial interest whatsoever in Grantor. Such consent of Grantee may be given or withheld by Grantee at its sole discretion. This Section 1.18 is subject to
Section 1.21.

                  Section 1.19 Acquisition of Collateral. Grantor shall not acquire any portion of the personal property covered by this Deed to Secure Debt subject to any security interest, conditional sales contract, title retention arrangement or other charge or lien taking precedence over the security interest granted by this Deed to Secure Debt.

                  Section 1.20   Environmental Matters.   Contemporaneously
herewith, Grantor and Roberts Realty Investors, Inc. (hereinafter referred to collectively as "Indemnitor") have executed and delivered to and in favor of Grantee the "Indemnity Agreement" (as hereinafter defined) pursuant to which Indemnitor indemnified Grantee in accordance with the terms thereunder.

                  Section 1.21   Transfer of Interest.

                  (a) No Transfer. In the event Grantor sells, conveys, alienates or otherwise transfers all or any portion of its rights, title and interest in and to the Premises without the prior written consent of Grantee (collectively referred to as a "Transfer"), a Default shall occur and exist under this Deed to Secure Debt and Grantee shall be entitled to exercise any and all of the rights and remedies available to it under this Deed to Secure Debt, any other Loan Document, at law or in equity, whether such Transfer occurs voluntarily or by operation of law, and including, without limitation:

                      (1) Any Transfer of, or the grant of a security interest in all or any part of the legal and/or equitable title to the Premises, except for a transfer to Roberts Realty Investors, Inc.;

                      (2) Any Transfer of, or the grant of a security interest in any portion of the general partner's interest in Grantor; and

                      (3) Any Transfer of, or the grant of a security interest in any portion of any beneficial interest in any land trust holding title to the Premises;

provided however, a Transfer shall not include the following: (i) transfers occasioned by death as hereinafter set forth; (ii) transfers required by law (but specifically excepting transfers as a result of foreclosure sale or bankruptcy or insolvency proceedings); or (iii) transfers of partnership interests by and among limited partners and between limited partners and general partners, or intra-family or estate transfers, or transfers of stock in the Roberts Realty Investors, Inc., so long as the Roberts Realty Investors, Inc. remains as the general partner of Grantor or owner of the Premises.

                  For avoidance of doubt, in the event of the death or permanent incompetency of Principal, Grantee will allow the Transfer of the interest of the deceased or incompetent Principal to his or her heirs or devisees or any other now existing partners of Grantor, if any, provided (aa) that ownership and management of the Premises does not change, and (bb) that such death or incompetency does not result in the dissolution of Grantor. Principal shall include an individual or entity with more than a ten percent (10%) ownership interest in the owner of the Premises.

                  (b) Permitted Transfer. Notwithstanding the foregoing limitations on transfer and those limitations set forth in Section 1.18 hereof, and as it relates only to Grantor and Roberts Realty Investors, Inc., and not to a subsequent owner or purchaser, Grantor or Roberts Realty Investors, Inc. may transfer all or any portion of the Premises subject to Grantee's approval, which approval shall not be unreasonably withheld and which approval shall be based upon the satisfaction of the following terms and conditions:

                      (1) The purchaser(s) has a minimum net worth of Five Million and No/100 Dollars ($5,000,000.00), as evidenced by a current financial statement(s), certified by purchaser and satisfactory in form and content to Grantee;

                      (2) Grantee, at Grantor's expense, is supplied with a credit report, and such other information and data as Grantee shall reasonably require, from a credit reporting agency or other source satisfactory to Grantee, which credit report confirms that the new purchaser(s) (and principal(s) of the purchaser(s)):

                            (A)   demonstrate a credit history regarding both
personal and business credit which is acceptable to Grantee;

                            (B)   have no bankruptcy history; and

                            (C)   are not convicted felons or under indictment
for any matter but specifically including fraud or racketeering

                      (3) The purchaser(s)(and Principal(s) of the purchaser(s)) shall deliver to Grantee a completed financial questionnaire(s), certified to be true, complete and correct and signed by the purchaser(s) (and Principal(s) of the purchaser(s)), satisfactory in form and content to Grantee;

                      (4) The purchaser(s) has ten (10) years building management and leasing experience and is experienced in the market where the Premises is located, or shall retain an experienced and qualified management company and leasing agent, which company must be approved by Grantee;

                      (5) The purchaser(s) is neither a public syndication nor a public syndicator unless approved by Grantee, which approval shall not be unreasonably withheld;

                      (6) The purchaser(s) (and Principal(s) of the purchaser(s)) shall provide Grantee with such financial information and background data and in such detail as Grantee shall reasonably require;

                      (7) The purchaser(s) (and Principal(s) of the purchaser(s)) shall execute and deliver to Grantee an indemnification agreement in form substantially similar to the Indemnity Agreement and acceptable to Grantee and Grantee's legal counsel indemnifying Grantee for matters occurring subsequent to the date of the permitted transfer; provided, however, Indemnitor shall remain liable to Grantee for all matters occurring on or before the date of the permitted transfer but shall be released for all matters occurring subsequent thereto;

                      (8) The ratio of the outstanding balance due and owing under the Note to the cash purchase price is no greater than 65%; the part of the purchase price in excess of the balance of the Note shall be paid in cash at the closing of the permitted transfer;

                      (9) The ratio of the Premises's current net operating income and the net operating income during each of the two (2) years immediately preceding the then current calendar year (if applicable), is at least equal to or greater than 1.35 to 1 to the annual debt service then due and owing under the Note. Evidence of the previous two years' net operating income history (if applicable) shall be provided in the form of annual financial statement(s) provided in accordance with the terms and conditions of Section 1.14 hereof; and

                      (10) All requests for Transfers submitted by Grantor shall be accompanied by a non-refundable processing fee ("Processing Fee") in the amount of $2,500 payable to Grantee which shall be applied against the fee specified in ss.1.21(d) if applicable.

Failure to meet the conditions set forth in this Section 1.21 shall be cause for denial of Grantee's approval.

                  (c) No Waiver. Any consent by Grantee permitting a Transfer otherwise prohibited under this Deed to Secure Debt shall not constitute a consent to or waiver of any right, remedy or power of Grantee to withhold its consent on a subsequent occasion to a Transfer not otherwise permitted by the provisions of this Section 1.21.

                  (d) Assumption Fee Upon Approval of Transfer. If a consent to a Transfer is granted by Grantee, there shall be no change in the terms of the Note, this Deed to Secure Debt or the other Loan Documents; however, Grantee shall be paid a non-refundable assumption fee of one percent (1.00%) of the outstanding principal balance due under the Note at the time of the Transfer to cover cost to review documents and perform other related duties. In addition, Grantor shall provide to Grantee immediately upon closing the Transfer, a copy of the deed or other instrument or document conveying title to the Premises and a signed indemnification agreement from the transferee and such other persons as deemed appropriate by Grantee and Grantee's legal counsel in identical form to the Indemnity Agreement Regarding Hazardous Materials and Handicapped Access Laws ("Indemnity Agreement") executed by Indemnitor, as one of the Loan Documents satisfactory to Grantee and Grantee's legal counsel. In the event the requested Transfer is declined, all such fees shall be returned to Grantor, less the assumption fee. Transfers among related entities of Grantor are not subject to the aforesaid one percent (1%) processing fee (Grantee shall determine if the assuming party is a related entity), however the Processing Fee shall be charged by Grantee for review of a proposed transfer to a related entity.

                  (e) Payment of Expenses. In connection with the permitted transfer or any subsequent sale approved by Grantee, if any, the purchaser or Grantor shall pay all out-of-pocket expenses relating to consent of sale, including, but not limited to, the fees and expenses of Grantee's legal counsel and a title policy endorsement, if necessary. Grantee may impose such reasonable requirements in connection with such permitted transfer or any subsequent sale approved by Grantee, if any, as shall be deemed necessary to assure the enforceability and continued perfection of the lien and security interest securing the Indebtedness.

                  (f) Environmental Assessment Report. Approval of any sale or assumption shall, at Lender's sole option, require a later date environment assessment report or an update of the most current environmental assessment report for the Premises.

                  (g) Subsequent Sale. In the event Grantor makes a Transfer of all or any portion of the Premises subsequent to a permitted transfer, or if during the period in which all or any portion of the Indebtedness remains unpaid, Grantor makes, or a transfer in any manner substantially equivalent to a sale of an ownership interest in the Premises occurs (such subsequent sale or transfer in either event is hereinafter referred to as a "Subsequent Sale"), Grantee shall have the option to declare the entire outstanding principal balance under the Note immediately due and payable, or to increase the interest rate, or to otherwise modify the terms of the Loan Documents.

                  (h) Delivery by Grantor. Immediately upon the closing of the permitted transfer or any Subsequent Sale approved by Grantee, Grantor shall deliver to Grantee (i) a copy of the deed or other instrument conveying title to the Premises and (ii) an indemnity agreement complying with the terms of Subsection 1.21(b)(7), executed by the transferee and satisfactory to Grantee.

                  Section 1.22   Additional Covenants.

                  Grantor shall diligently pursue completion of (i) the top-coating and striping of the parking areas on the Land and (ii) certain landscaping as more particularly set forth in that certain Completion Escrow Agreement among Grantor, Grantee, and Wilson & Nolan, Inc. (as escrow agent), dated of even date herewith, and shall complete all of such items on or before ninety (90) days after the date hereof.

                  Section 1.23 Future Advances. This Deed to Secure Debt secures such future or additional advances (in addition to the principal amount of the Note) as may be made by Grantee or the holder hereof, at its exclusive option, to Grantor or its successors or assigns in title, provided that all such advances are made within such period of time as may be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration to the same extent as if such future or additional advances were made on the date of the execution of this Deed to Secure Debt. The total amount of Indebtedness secured by this Deed to Secure Debt may be increased or decreased from time to time. It is the intent of the parties that this Deed to Secure Debt shall secure the payment of the Note and any additional advances as permitted hereunder made from time to time to protect Grantee's collateral pursuant to any additional notes or otherwise, all of said indebtedness being equally secured hereby and having the same priority as any amounts advanced as of the date of this Deed to Secure Debt. It is agreed that any additional sum or sums advanced hereunder to protect Grantee's collateral by Grantee shall be equally secured with, and have the same priority as, the original Indebtedness and shall be subject to all of the terms, provisions and conditions of this Deed to Secure Debt, whether or not such additional advances are evidenced by other promissory notes of Grantor and whether or not identified by a recital that it or they are secured by this Deed to Secure Debt.

                  Section 1.24 Additional Advances and Disbursements. Grantor shall pay or shall cause to be paid when due all payments and charges required to be paid by Grantor under each of the leases and all liens, encumbrances, and security interests which may be or become superior or inferior to the lien of this Deed to Secure Debt, and in default thereof, Grantee shall have the right, but shall not be obligated, to pay, without notice to Grantor, such payments and charges and Grantor shall, on demand, reimburse Grantee for all amounts so paid and all costs and expenses incurred in connection therewith, together with interest thereon at the Default Rate (as such term is defined in the Note) from the date such payments and charges are so advanced until the same are paid to Grantee. In addition, upon default of Grantor in the performance of any other terms, covenants, conditions or obligations by it to be performed under any such prior or subordinate lien or encumbrance, or under any of the leases, or any other lease or security interest, or upon default of Grantor in the performance of any of the terms, covenants, conditions or obligations by it to be performed hereunder, Grantee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of Grantor; which right to cure any default is intended by Grantor and Grantee to be in addition to, and not in limitation of or in lieu of or as a waiver of, any right which Grantee may have to cure any default under any of the leases, as expressly set forth therein. All sums advanced and reasonable expenses incurred at any time by Grantee pursuant to this Section 1.24 or as otherwise provided under the terms and provisions of this Deed to Secure Debt or under applicable law shall bear interest from the date that such sum is advanced to and including the date of reimbursement, computed at a rate equal to the lesser of (i) the Default Rate, or (ii) the maximum rate permitted by applicable law, computed from the original due date to the date of receipt of such payment by Grantee in good and immediately available funds. Grantor agrees that any such charges shall not be deemed to be additional interest or a penalty, but shall be deemed to be liquidated damages because of the difficulty in computing the actual amount of damages in advance; provided, however, that any sums collected by Grantee as liquidated damages, as aforesaid, which are held to be interest in excess of the maximum rate permitted by applicable law, shall be deemed a payment in reduction of the principal sum then outstanding under the Note and shall be so applied.

                                   ARTICLE 2

                              DEFAULT AND REMEDIES

                  Section 2.01 Default. The terms "Default" or "Defaults", wherever used in this Deed to Secure Debt, shall mean any one or more of the following events:

                  (a) Failure by Grantor to pay any portion of the Indebtedness within five days (5) days of the due date thereof, whether regularly scheduled, by maturity, acceleration or otherwise provided, however, as to the first such payment of principal and interest within any twelve month period which is not paid when due, Grantee shall provide Grantor with written notice of the failure to pay and the opportunity to pay the amount of any such payment so due, without payment of any "Late Charge" (as that term is defined in the Note), on or before five (5) days after receipt of said notice (but after once giving such notice of failure to pay during any twelve month period, no additional notice of failure to pay shall be required to be given by Lender during that twelve month period); or

                  (b) Failure by Grantor duly to observe or perform any other term, covenant, condition or agreement in this Deed to Secure Debt, the Note, or in any other Loan Document for thirty (30) days after receipt from Grantee of written notice of such failure, however, in the event the default is incapable of being cured within such thirty (30) day period this cure period shall be extended for a reasonable time thereafter so long as Grantor commences to cure such default within such thirty (30) day period and thereafter continues to diligently pursue the cure to completion; provided further, however, the cure period set forth in this subsection (b) shall not apply to any other default expressly set forth in this Section 2.01 or to any other covenant or condition with respect to which a limitation as to time or cure period or right to cure is expressly provided in this Deed to Secure Debt or in any other Loan Document;

                  (c) The occurrence of a default or event of default under the Note or under any other Loan Document, after the lapse of any applicable cure or grace period, if any;

                  (d) Any representation or warranty of Grantor contained in this Deed to Secure Debt, the Note, or in any other Loan Document, proves to be untrue or misleading in any material respect; or

                  (e) The filing by Grantor or any endorser or guarantor of the Note of a voluntary petition in bankruptcy or the filing by Grantor or any such endorser or guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Grantor's or any such endorser's or guarantor's seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of Grantor, such endorser or guarantor, or of all or any substantial part of the Premises or of any other property or assets of Grantor, such endorser or guarantor, or of any or all of the Rents, or the making by Grantor, or any such endorser or guarantor, of any general assignment for the benefit of creditors, or the admission in writing by Grantor, or any such endorser or guarantor, of its inability to pay its debts generally as they become due or the commission by Grantor or any such endorser or guarantor of an act of bankruptcy; or

                  (f) The filing of a petition against Grantor, or any endorser or guarantor of the Note, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the appointment of any trustee, receiver or liquidator of Grantor, or of any such endorser or guarantor or of all or any substantial part of the Premises or of any or all of the Rents unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

                  (g) The Premises are subjected to actual or threatened waste, or any part thereof is removed, demolished or materially altered without the prior written consent of Grantee; or

                  (h) Grantor or any endorser or guarantor of the Note (if a corporation) is liquidated or dissolved or its charter expires or is revoked, or Grantor or such endorser or guarantor (if a partnership or business association) is dissolved or partitioned, or Grantor or such endorser or guarantor (if a trust) is terminated or expires; or

                  (i)  the occurrence of a default or event of default under
Section 1.21 hereof; or

                  (j) the occurrence of a default or event of default under the Indemnity Agreement.

                  Section 2.02   Remedies.

                  (a) Acceleration of Maturity. If a Default shall have occurred, then the entire Indebtedness shall, at the option of Grantee, immediately become due and payable without notice or demand, time being of the essence of this Deed to Secure Debt; and no omission on the part of Grantee to exercise such option when entitled to do so shall be construed as a waiver of such right.

                  (b) Power of Sale. If a Default shall have occurred, Grantee may sell the Premises, or any part or parcel thereof or any interest of Grantor therein separately, at Grantee's discretion, with or without taking possession thereof, at a public sale or public sales before the Courthouse door of the County in which the Premises or any part thereof is located, to the highest bidder for cash, after first giving notice of the time, place and terms of such sale or sales by advertisement published once a week for four weeks (without any regard for the number of days between the date the first such notice is published and the date on which any such sale commences) in the newspaper in which advertisements of sheriff's sales are published in such county. Such advertisement so published shall be notice to Grantor, and Grantor hereby expressly waives all other notices. Grantee may bid and purchase at any such sale, and Grantee, as agent and attorney-in-fact for Grantor and in Grantor's name, may execute and deliver to the purchaser or purchasers at any such sale a sufficient conveyance of the Premises, or the part or parcel thereof or the interest therein which is sold. Grantee's conveyance may contain recitals as to the occurrence of any Default under this Security Deed, and such recitals shall be presumptive evidence that all preliminary acts prerequisite to any such sale and conveyance were in all respects duly complied with. The recitals made by Grantee shall be binding and conclusive upon Grantor, and the sale and conveyance made by Grantee shall divest Grantor of all right, title, interest and equity that Grantor may have or have had in, to and under the Premises, or the part or parcel thereof or the interest therein which is sold, and shall vest the same in the purchaser or purchasers at such sale or sales. Grantor hereby constitutes and appoints Grantee as Grantor's agent and attorney-in-fact to make such sale or sales, to execute and deliver such conveyance or conveyances, and to make such recitals, and Grantor hereby ratifies and confirms all of the acts and doings of Grantee as Grantor's agent and attorney-in-fact hereunder. Grantee's agency and power as attorney-in-fact hereunder are coupled with an interest, cannot be revoked by bankruptcy, insolvency, incompetency, death, dissolution or otherwise, and shall not be exhausted until the Indebtedness has been satisfied in full. Grantor covenants and agrees that, in the event of any sale pursuant to the agency and power herein granted, Grantor shall be and become a tenant holding over and shall deliver possession of the Premises, or the part thereof or interest therein sold, to the purchaser or purchasers at the sale or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

                  (c) Right to Enter and Take Possession.

                      (1) If a Default shall have occurred, Grantor, upon demand of Grantee, shall forthwith surrender to Grantee the actual possession of the Premises and if, and to the extent, permitted by law, Grantee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Premises without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

                      (2) If Grantor shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by Grantee, Grantee may obtain a judgment or decree conferring upon Grantee the right to immediate possession or requiring Grantor to deliver immediate possession of the Premises to Grantee, and Grantor hereby specifically covenants and agrees that Grantor will not oppose, contest or otherwise hinder or delay Grantee in any action or proceeding by Grantee to obtain such judgment or decree. Grantor will pay to Grantee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Grantee, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Indebtedness and shall be secured by this Deed to Secure Debt.

                      (3) Upon every such entering upon or taking of possession, Grantee may hold, store, use, operate, manage and control the Premises and conduct the business thereof, and, from time to time (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (B) insure or keep the Premises insured; (C) manage and operate the Premises and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise act with respect to the same; and (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Grantee, all as Grantee from time to time may determine to be in its best interest. Grantee may collect and receive all the Rents, including those past due as well as those accruing thereafter, and Grantee may apply any moneys and proceeds received by Grantee, in whatever order or priority Grantee in its sole discretion may determine, to the payment of (1) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Grantee may at its option pay; (5) other proper charges upon the Premises or any part thereof; (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Grantee; (7) accrued interest; (8) deposits required in Section 1.05 and other sums required to be paid under this Deed to Secure Debt; or (9) overdue installments of principal. Notwithstanding anything in this Section 2.02(c) to the contrary, Grantee shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Grantee of its rights under this Deed to Secure Debt, and Grantee shall be liable to account only for the Rents actually received by Grantee.

                      (4) In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed to Secure Debt shall be paid and all Defaults shall be cured, and as a result thereof Grantee surrenders possession of the Premises to Grantor, the same right of taking possession shall continue to exist if any subsequent Default shall occur.

                  (d) Performance by Grantee. If Grantor shall Default in the payment, performance or observance of any term, covenant or condition of this Deed to Secure Debt, Grantee may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee with interest thereon at the Default Rate; provided, however, any such payments by Grantee shall not release Grantor from Grantor's obligations or constitute a waiver of Grantor's Default hereunder. Grantee shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Grantee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Grantor or any person in possession holding under Grantor.

                  (e) Enforcement. Upon the occurrence of a Default, Grantee is authorized to take any one or more of the following actions:

                      (1) Foreclose and obtain possession of the Premises by any lawful procedure.

                      (2) Exercise any right or remedy available to Grantee as a secured party under the Georgia Uniform Commercial Code, as it from time to time is in force and effect, with respect to any portion of the Premises; or Grantee, at its option, may elect to treat the Premises as real property, or an interest therein, for remedial purposes.

                      (3) Apply, on ex parte motion to any Court of competent jurisdiction, for the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of, sell, lease and operate the Premises, or any portion thereof, and any business or businesses situated thereon, or any combination; to collect the Rents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums, and all other costs incurred in connection with the Premises; and, after payment of the expenses of the receivership, including reasonable attorneys' fees, and after compensation to the receiver for management and completion of the Premises, to apply all net proceeds derived therefrom in reduction of the Indebtedness or in such other manner as the Court shall direct. The appointment of such receiver shall be a matter of strict right to Grantee, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the Indebtedness. All expenses, fees, and compensation incurred pursuant to any such receivership shall be secured by the lien of this Deed to Secure Debt until paid. The receiver, personally or through agents, may exclude Grantor wholly from the Premises and have, hold, use, operate, manage, and control the Premises, and may in the name of Grantor exercise all of Grantor's rights and powers and all other rights and powers permitted under the laws of the State of Georgia, to maintain, construct, operate, restore, insure, and keep insured the Premises in such manner as such receiver deems appropriate.

                      (4) Proceed to realize upon any and all other security for the Indebtedness in such order as Grantee may elect; and no such action, suit, proceeding, judgment, levy, execution, or other process will constitute an election of remedies by Grantee or will in any manner alter, diminish, or impair the security interest created by this Deed to Secure Debt, unless and until the Indebtedness is paid in full.

                      (5) Advance such monies, and take such other action, as is authorized by the terms of this Deed to Secure Debt.

                  (f) Separate Sales. In the event of any foreclosure of this Deed to Secure Debt the Premises may be sold as an entirety or in separate parcels in such manner or order as Grantee in its sole discretion may elect; and if Grantee so elects, it may sell any personal property covered by this Deed to Secure Debt at one or more separate sales in any manner permitted by the Uniform Commercial Code of Georgia; and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Premises are sold or the Indebtedness is paid in full. If the Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security, Grantee may at its option exhaust the remedies granted under any of said security, either concurrently or independently, and in such order as it may determine.

                   (g) Separate Suits. Grantee shall have the right, at any time and from time to time, to sue for any sums required to be paid under the Loan Documents, as the same become due and payable, without regard to whether or not the entire Indebtedness shall be due on demand, and without prejudice to the right of Grantee thereafter to enforce any appropriate remedy against Grantor, including foreclosure or any other action for a Default or Defaults by Grantor existing at the time such earlier action was commenced.

                   (h) Discontinuance of Proceedings. In case Grantee shall have proceeded to enforce any right, power or remedy under this Deed to Secure Debt by foreclosure, entry or otherwise or in the event Grantee institutes foreclosure proceedings provided hereunder and such proceedings shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then in every such case (i) Grantor and Grantee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken,
(iii) each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Default and (iv) neither this Deed to Secure Debt, nor the Note, nor said Indebtedness, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

                   (i) Subrogation. To the full extent of said Indebtedness, Grantee is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Premises which is paid or satisfied in whole or in part, out of the proceeds of said Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby preserved and shall pass to, and be held by, Grantee as, additional collateral and further security for said Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Grantee had they been duly and legally assigned, transferred, set over and delivered unto Grantee by assignment, notwithstanding the fact that the same may be satisfied and canceled of record.

                   (j) Purchase of Premises; Application of Proceeds; Possession of Premises. Upon any foreclosure sale or sales of all or any portion of the Premises under the power herein granted, (i) Grantee may bid for and purchase the Premises and upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability; (ii) Grantee may, if permitted by law, and after allowing for costs and expenses of sale, compensation, and other charges, in paying the purchase price, apply the proceeds of said sale in whatever order Grantee in its sole discretion may decide to all or any part of the Indebtedness outstanding and all other sums due to Grantee under the Note, this Deed to Secure Debt or any other Loan Document, including, without limitation, attorney's fees, to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Grantee, or to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Grantor, or to the person or entity lawfully entitled thereto; and (iii) Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

                  Section 2.03 Waiver of Appraisement, Valuation, etc. Grantor agrees, to the full extent permitted by law, that in case of a Default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed to Secure Debt, or the absolute sale of the Premises, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed to Secure Debt marshalled upon any foreclosure or sale under the power herein granted.

                  Section 2.04 Waiver of Homestead. Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Indebtedness, or any part thereof.

                  Section 2.05 Leases. Grantee, at its option, is authorized to foreclose this Deed to Secure Debt subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the Indebtedness.

                  Section 2.06 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Grantee by this Deed to Secure Debt is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and, subject to Section 3.08, shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute.

                  Section 2.07   No Waiver.

                  (a) No delay or omission by Grantee or by any holder of the Note to exercise any right, power or remedy accruing upon any breach or Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Default, or acquiescence therein, and every right, power and remedy given by this Deed to Secure Debt to Grantee may be exercised from time to time and as often as may be deemed expedient by Grantee. No consent or waiver, expressed or implied, by Grantee to or of any breach or Default by Grantor in the performance of the obligations of Grantor hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Grantee to complain of any act or failure to act or to declare a Default, irrespective of how long such failure continues, shall not constitute a waiver by Grantee of its rights hereunder or impair any rights, powers or remedies of Grantee hereunder.

                  (b) No act or omission by Grantee shall release, discharge, modify, change or otherwise affect the original liability (subject to the terms of Section 3.08 hereof) under the Note, this Deed to Secure Debt or any other obligation of Grantor or any subsequent purchaser of the Premises or any part thereof, or any maker, co-signer, endorser, surety or guarantor, or preclude Grantee from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default, or alter the security title, security interest of this Deed to Secure Debt except as expressly provided in an instrument or instruments executed by Grantee. Without limiting the generality of the foregoing, Grantee may (i) grant forbearance or an extension of time for the payment of all or any portion of the Indebtedness; (ii) take other or additional security for the payment of the Indebtedness; (iii) waive or fail to exercise any right granted hereunder or in the Note; (iv) release any part of the Premises from the security interest of this Deed to Secure Debt or otherwise change any of the terms, covenants, conditions or agreements of the Note or this Deed to Secure Debt; (v) consent to the filing of any map, plat or replat affecting the Premises; (vi) consent to the granting of any easement or other right affecting the Premises; (vii) make or consent to any agreement subordinating the security title, security interest or lien hereof; or (viii) take or omit to take any action whatsoever with respect to the Note, this Deed to Secure Debt, the Premises or any document or instrument evidencing, securing or in any way relating to the Indebtedness; all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Grantee from exercising any such right, power or privilege or affecting the security title, security interest of this Deed to Secure Debt. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Premises, Grantee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Premises or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing and/or discharging any liabilities, obligations or undertakings.

                  Section 2.08 Suits to Protect the Premises. Grantee shall have power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Premises by any acts which may be unlawful or constitute a Default under this Deed to Secure Debt, (b) to preserve or protect its interest in the Premises and in the Rents and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or by prejudicial to the interest of Grantee.

                  Section 2.09 Proof of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceeding for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

                  Section 2.10 Interest After Default. If any payment due hereunder or under the Note is not paid either as stated or upon accelerated maturity or pursuant to any of the terms hereof, then and in such event, Grantor shall pay or shall cause to be paid interest thereon from and after the date on which such payment first becomes due at the Default Rate and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to Grantee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Deed to Secure Debt. Nothing in this Section 2.10 or in any other provision of this Deed to Secure Debt shall constitute an extension of the time of payment of the Indebtedness.

                  Section 2.11 Grantor's Actions After Default. After the occurrence of a Default hereunder, under the Note or any other Loan Document, and immediately upon the commencement of any action, suit or other legal proceedings by Grantee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Note or of this Deed to Secure Debt, Grantor shall if required by Grantee, consent to the appointment of a receiver or receivers of the Premises and of all the profits thereof.

                  Section 2.12 Control by Grantee After Default. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or of any of its property, or of the Premises or any part thereof, Grantee shall be entitled to retain possession and control of the Premises.

                  Section 2.13 Payment of Indebtedness After Default. Upon the occurrence of a Default and the acceleration of the maturity hereof, if, at any time prior to foreclosure sale, Grantor or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms hereof and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium required under the Note, if any. This provision shall be of no force or effect if at the time that such tender of payment is made Grantor has the right under this Deed to Secure Debt or the Note to prepay the Indebtedness without premium.


                                    ARTICLE 3

                                 MISCELLANEOUS

                  Section 3.06 Binding Obligations. This Deed to Secure Debt shall inure to the benefit of and be binding upon Grantor and Grantee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns. Whenever a reference is made in this Deed to Secure Debt to "Grantor" or "Grantee", such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, successors-in-title and assigns of Grantor and Grantee, as the case may be. The provisions of this Section 3.01 are subject to the restrictions on transfer contained in Section 1.18 and Section 1.21 hereof.

                  Section 3.07 Terminology. All personal pronouns used in this Deed to Secure Debt whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and Sections are for convenience only and neither limit nor amplify the provisions of this Deed to Secure Debt, and all references herein to articles, Sections or subSections shall refer to the corresponding articles, Sections or subSections of this Deed to Secure Debt unless specific reference is made to articles, Sections or subSections of another document or instrument.

                  Section 3.08 Severability. If any provisions of this Deed to Secure Debt or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed to Secure Debt and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  Section 3.09 Applicable Law. This Deed to Secure Debt shall be interpreted, construed and enforced according to the Laws of the State of Georgia.

                  Section 3.010 Notices. Any and all notices, elections or demands permitted or required to be given under this Deed to Secure Debt shall be in writing, signed by or on behalf of the party giving such notice, election or demand, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, or upon being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response, if given to Grantee, shall be addressed as follows:

                  The Canada Life Assurance Company
                  330 University Avenue
                  Toronto, Ontario
                  Canada M5G 1R8
                  Attn: U.S. Mortgage Investment Department

with a copy to:

                  Wilson & Nolan Southeast, Inc.
                  Eleven Piedmont Center
                  Ninth Floor
                  Atlanta, Georgia  30305

and if given to Grantor shall be addressed as follows:

                  Roberts Properties Residential, L.P.
                  8010 Roswell Road, Suite 120
                  Atlanta, Georgia  30350

with a copy to:

                  Holt, Ney, Zatcoff & Wasserman, LLP
                  100 Galleria Parkway, Suite 600
                  Atlanta, Georgia  30339-5911
                  Attn:  Sanford H. Zatcoff, Esq.

                  Section 3.06   Indemnity. Subject to the terms of Section
3.08 hereof, Grantor shall protect, indemnify and save harmless Grantee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including attorneys' fees and expenses) imposed upon or incurred by Grantee by reason of (a) any claim for brokerage fees or other such commissions relating to the Premises or the Indebtedness, or (b) the condition of the Premises, or (c) failure to pay recording, mortgage, intangibles or similar taxes, fees or charges relating to the Indebtedness evidenced by the Note or any other Loan Document. In the event Grantee incurs any liability, loss or damage by reason of the foregoing, or in the defense of any claim or demand arising out of or in connection with the foregoing, the amounts of such liability, loss or damage shall be added to the Indebtedness and secured by this Deed to Secure Debt, shall bear interest at the interest rate specified in the Note from the date incurred until paid and shall be payable on demand.

                  Section 3.07 Replacement of Note. Upon receipt of evidence reasonably satisfactory to Grantor of the loss, theft, destruction, mutilation of the Note, and in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Grantor or, in the case of any such mutilation, upon surrender and cancellation, Grantor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Deed to Secure Debt to the Note shall be deemed to refer to such replacement Note.

                  Section 3.08 Limitation on Liability. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Grantor shall not be personally liable for (i) the repayment of any of the principal or interest, due under the Note, the Deed to Secure Debt or any other Loan Document, (ii) failure to perform any other covenants, obligations or agreements under any of the Loan Documents, or (iii) or for any deficiency judgment which Grantee may obtain after foreclosure on the Premises or any other collateral after default by Grantor PROVIDED, HOWEVER, the foregoing limitation on liability shall not apply to, and the Grantor shall be and remain fully and personally liable for, and shall indemnify and hold harmless Grantee from and against, any loss, cost, claim, damage, liability or expense (including attorney's fees actually incurred and expenses related thereto) suffered or incurred by Grantee and arising, directly or indirectly, from any of the following:

                  (a) any breach, violation, default or failure to perform by the Obligors under any of the terms, covenants and conditions of that certain Indemnity Agreement Regarding Hazardous Materials and Handicapped Access Laws (the "Indemnity Agreement") dated of even date herewith by and among Grantor, Indemnitor and Grantee;

                  (b) the misappropriation or misapplication of rents, issues, profits and revenues (including without limitation security or similar deposits, guarantees and prepaid rents paid by tenants of the Premises) received or applicable to the period after receipt of a notice of default and prior to a foreclosure of the Premises, to the extent that such rents, issues, profits or revenues to the extent that such rents, issues, profits or revenues are not paid over to Grantee or not applied to taxes, insurance or other expenses attributable to the Premises;

                  (c) the misappropriation or misapplication of (i) proceeds paid prior to a foreclosure under any insurance policies by reason of damage, loss or destruction to any portion of the Premises, to the full extent of such proceeds, or (ii) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation, prior to any such foreclosure, of any portion of the Premises, to the full extent of such proceeds or awards;

                  (d) any fraud, misrepresentation of the Obligors contained herein or in any of the other Loan Documents;

                  (e) any breach of the terms and conditions of Section 1.18 of the Deed to Secure Debt;

                  (f) any failure to deliver to Grantee after acceleration of the indebtedness evidenced by the Note any security or other deposits or rents paid for more than thirty (30) days in advance;

                  (g) any failure to pay taxes or insurance premiums or charges for labor or material or any and all other costs, the non-payment of which could result in a lien being filed or imposed on the Premises;

                  (h) amounts necessary to repair or restore, as may be required by the Loan Documents, or any of them, any portion of the Premises encumbered by the Loan Documents, or any of them, caused by the willful or wanton acts or omissions of the Grantor or the Indemnitor in purposely damaging the Premises;

                  (i) all out-of-pocket costs and expenses incurred by Grantee as a result of enforcing its rights and remedies under the terms and provisions the Loan Documents, or any of them.

                  Nothing contained in this paragraph shall (i) be deemed to be a release or impairment of (a) the Indebtedness, or (b) the lien and security title of the Loan Documents upon the Premises, or (ii) preclude Grantee from (a) foreclosing the Loan Documents in case of any default or (ii) preclude Holder from (a) foreclosing the Loan Documents in case of any default or (b) enforcing any of the other rights of Grantee except as stated in this paragraph.



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


                  Section 3.09 Assignment. This Deed to Secure Debt is assignable by Grantee, and any assignment hereof by Grantee shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Grantee.

                  Section 3.010 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Deed to Secure Debt, the Note and any other Loan Document.

                  Section 3.11 Waiver of Grantor's Rights. BY EXECUTION OF THIS DEED TO SECURE DEBT, AND BY INITIALLING THIS SECTION 3.11, GRANTOR
EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF GRANTEE TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE NOTE AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE PREMISES BY NON-JUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR; WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW,
(1) TO NOTICE PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE DEBT AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE DEBT AND INITIALLING THIS SECTION AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

                              Initialed by Grantor

                            ------------------------



                  Section 3.12 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR HEREBY WAIVES ANY RIGHT TO DEMAND A JURY TRIAL WITH REGARD TO ANY ISSUES ARISING OUT OF OR RELATED TO THIS DEED TO SECURE DEBT OR THE LOAN EVIDENCED BY THE NOTE. GRANTEE, BY ACCEPTANCE OF THIS DEED TO SECURE DEBT, SHALL ALSO



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


BE DEEMED TO HAVE WAIVED ANY RIGHT TO A JURY TRIAL WITH REGARD TO SUCH ISSUES.

                              Initialed by Grantor

                            ------------------------


                  Section 3.13 Not Joint Venture or Partnership. Grantor and Grantee intend that the relationship created hereunder, under the Note and all other Loan Documents be solely that of grantor and grantee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Grantor and Grantee, nor to grant Grantee any interest in the Premises other than that of mortgagee or lender; it being the intent of the parties hereto that Grantee shall not share in any losses whatsoever generated by the Premises and that Grantee shall have no control over the day-to-day management and operation of the Premises.

                  Section 3.14 Non-Residential Status of Premises. Grantor represents and warrants to Grantee that neither all of the Premises nor any part thereof is to be used as a dwelling place by Grantor at the time this Security Deed is entered into and, accordingly, the notice requirements of O.C.G.A. ss.44-14-162.2 shall not be applicable to any exercise of the power of sale contained in this Security Deed.

                  Section 3.15 Commercial Transaction. The interest of Grantee under this Security Deed and the liability and obligation of Grantor for the payment of the Indebtedness arise from a "commercial transaction" within the meaning of O.C.G.A. ss.44-14-260(1). Accordingly, pursuant to O.C.G.A. ss.44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Grantee of any interest in personal property of Grantor which constitutes part of the Premises, whether such seizure is by writ of possession or otherwise.

                  Section 3.16 Credits Waived. Grantor shall not claim nor demand nor be entitled to any credit or credits against the Indebtedness for so much of the taxes assessed against the Premises or any part thereof as is equal to the tax rate applied to the amount due on this Deed to Secure Debt or any part thereof, and no deductions shall otherwise be made or claimed from the taxable value of the Premises or any part thereof by reason of this Deed to Secure Debt or the Indebtedness.

                  Section 3.17 Definitions. Defined terms used herein, as indicated by the initial letter thereof being capitalized, and not specifically defined herein shall have the meaning assigned to such term elsewhere in the Loan Documents.



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


                  IN WITNESS WHEREOF, Grantor has executed this Deed to Secure Debt under seal, as of the date and year first above written.

                                         GRANTOR:
                                         --------

Signed, sealed and delivered             ROBERTS PROPERTIES RESIDENTIAL, L.P.,
in the presence of:                      a Georgia limited partnership


                                         By: Roberts Realty Investors, Inc., a
                                             Georgia corporation, its general
/s/ Charles R. Elliott                       partner
--------------------------------
Unofficial Witness

                                         By:/s/ Charles S. Roberts
                                            -------------------------------
                                            Charles S. Roberts, President
/s/ Shirley S. Sokolowski
--------------------------------
Notary Public                                          [CORPORATE SEAL]


My commission expires:____________

                  [NOTARIAL SEAL]



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